UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2014

______________________RBC Life Sciences, Inc.______________________ (Exact name of registrant as specified in its charter)
_______NEVADA_______ (State or other jurisdiction of incorporation)	_______000-50417_________ (Commission File Number)	_______91-2015186________ (IRS Employer Identification No.)
2301 CROWN COURT, IRVING, TEXAS (Address of principal executive offices)		____________75038_____________ (Zip Code)
Registrant's telephone number, including area code __________972-893-4000______________
__________________________N/A____________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 18, 2014, the RBC Life Sciences, Inc. (the "Company") held its 2014 Annual Meeting of Shareholders (the "Annual Meeting") for the following purposes:

1.
To elect two (2) persons to serve as Class I directors of the Company until the earlier of the 2017 Annual Meeting of Shareholders, their successors are duly elected and qualified, or their resignation or removal from office; and

2.	To ratify the appointment of Lane Gorman Trubitt, PLLC as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014.
At the close of business on April 21, 2014, the record date of the Annual Meeting, the Company had 2,212,350 shares of common stock issued and outstanding. The holders of a total of 1,929,388 shares of common stock were present at the Annual Meeting, either in person or by proxy, which total constituted a majority of the issued and outstanding shares on the record date for the Annual Meeting.
With regard to the first proposal, all of the Company’s nominees for director were elected by the votes set forth in the table below:

Nominee	For	Withheld	Broker Non-Votes
Andrew V. Howard	1,494,250	250	434,888
Cynthia L. Tysinger	1,494,250	250	434,888

With regard to the second proposal, the appointment of Lane Gorman Trubitt, PLLC as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014 was ratified by the holders of a majority of the shares of Common Stock present at the Annual Meeting as set forth below:

For	Against	Abstain
1,502,468	405,527	21,393

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 20, 2014

RBC Life Sciences, Inc.

By: /s/ Steven E. Brown
Name: Steven E. Brown
Title: President & Chief Financial Officer